                                                                    EXHIBIT 99.2


                                Exhibit 27(n)(i)



                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. Letterhead

                                October 9, 2003

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida 33716

               RE: WRL Series Life Account
                   WRL Xcelerator
                   File No. 333-107705/811-4420

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the WRL Xcelerator contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-107705/811-4420) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP

                                       By: /s/ Mary Jane Wilson-Bilik
                                           --------------------------
                                           Mary Jane Wilson-Bilik